                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  April 5, 2001
-------------------------------------------------------------------------------
                        (Date of earliest event reported)


                               PBOC HOLDINGS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                  0-24215              33-0220233
-------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File Number)    (IRS Employer
of incorporation)                                           Identification No.)


5900 Wilshire Boulevard, Los Angeles California                   90036
-------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


                                 (323) 954-6653
-------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
-------------------------------------------------------------------------------
     (Former name, former address and former fiscal year, if changed since last report)

Item 5.     OTHER EVENTS

      On April 5, 2001, PBOC Holdings, Inc. ("PBOC") entered into a Memorandum of Understanding providing for the settlement and dismissal with prejudice of the consolidated action pending in the Court of Chancery, County of New Castle, State of Delaware, brought by certain shareholders of PBOC, entitled IN RE PBOC HOLDINGS, INC. SHAREHOLDERS LITIGATION, Del. Ch. Cons. C.A. No. 18543. Pursuant to the Memorandum of Understanding, PBOC: (i) entered into Amendment No. 1 to the Agreement and Plan of Merger dated December 8, 2000, by and among PBOC, FBOP Corporation and FBOP Acquisition Company (the "Amendment"), a copy of which is attached hereto as Exhibit 2.1; (ii) filed with the Securities and Exchange Commission, and mailed to the shareholders of PBOC, a supplement to its proxy statement dated April 5, 2001; and (iii) issued a press release explaining the purpose and effect of the Amendment, a copy of which is attached hereto as
Exhibit 99.1. The Memorandum of Understanding is subject to a number of other conditions, including without limitation, the execution of a formal settlement agreement and final approval by the Delaware Court of Chancery of the settlement.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)   Not applicable.

        (b)   Not applicable.

        (c)   The following exhibits are included with this Report:

              Exhibit 2.1 Amendment No.1, dated April 5, 2001, to the Agreement and Plan of Merger by and among PBOC Holdings, Inc., FBOP Corporation and FBOP Acquisition Company.

              Exhibit 99.1 Press Release dated April 5, 2001.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PBOC HOLDINGS, INC.



                                             By: /s/ Rudolf P. Guenzel
                                                 Rudolf P. Guenzel
                                                 President and Chief Executive
                                                 Officer

Date: April 6, 2001.